Item 77 C -- Submission of Matters to a Vote of
Security Holders

A Special Meeting of shareholders of Federated Equity
Income Fund, Inc. was held on November 14, 1997. The following items, which are required to be reported under this Item 77C, were approved at the meeting:

AGENDA ITEM 1:  To elect two Directors:*

1)  Thomas G. Bigley
2) John E. Murray, Jr.

AGENDA ITEM 2: To approve or disapprove the removal of the Fund's fundamental investment limitation restricting the Fund's investment in restricted securities to 10% of its total assets.

The results of shareholders voting were as follows:

	Shares voted affirmatively .................................. 36,138,596
	Shares voted negatively ....................................... 2,446,671
	Shares abstaining .................................................. 2,869,434

AGENDA ITEM 3: To approve or disapprove the removal of the Fund's fundamental investment limitation regarding investing in oil, gas or other mineral exploration or development programs.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..................................35,472,984
	Shares voted negatively .......................................2,989,087
	Shares abstaining ..................................................2,992,631

AGENDA ITEM 4: To approve or disapprove an amendment to the Fund's fundamental investment limitation concerning diversification.

The results of shareholders voting were as follows:

	Shares voted affirmatively ..................................36,234,102
	Shares voted negatively .......................................2,342,031
	Shares abstaining ..................................................2,878,570


The Definitive Proxy Statement for the Special Meeting
held on November 14, 1997, was filed with the
Securities and Exchange Commission on September 17,
1997, and is incorporated by reference. (File No. 811-
4743)


_________________________
*The following Directors of the Fund continued their terms as Directors of the Fund: John F. Donahue, J.
Christopher Donahue, John T. Conroy, Jr., William J.
Copeland, James E. Dowd, Lawrence D. Ellis, M.D.,
Edward L. Flaherty, Jr., Peter E. Madden, Wesley W.
Posvar, Marjorie P. Smuts.